Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Financial Stuart F. Bradt Controller 651-734-4717 sfbradt@bremer.com Corporate Communications Director Teresa M. Morrow 651-312-3570 tmmorrow@bremer.com

BREMER REPORTS FIRST QUARTER 2006 EARNINGS

        St. Paul, Minn. (April 25, 2006) — Bremer Financial Corporation reported net income of $16.3 million for the three months ended March 31, 2006, an increase of 0.9% from the $16.2 million earned for the same three-month period in 2005. Return on average equity for the first quarter of 2006 was 12.0% compared to 12.9% in the first quarter of 2005, while return on average assets decreased to 1.03% in the first quarter of 2006 compared to 1.07% in the first quarter of 2005.

Net interest income for the first quarter of 2006 was $55.8 million, an increase of $2.5 million or 4.6% from the $53.4 million reported for the same period a year ago. Our net interest margin increased slightly to 3.91% from 3.89% when comparing the same two quarters, and our average loans and leases increased $79.5 million or 1.7%. Our net interest margin has remained relatively flat as short-term interest rates have risen during the past year and higher yields on earning assets have been offset by higher interest costs for deposits and borrowings.

“As we review our first quarter results, I’d like to recognize the efforts of our 1,850 employees who are taking action on behalf of their clients and communities,” said CEO Stan Dardis. “The commitment to build healthy communities runs through every department and business line at Bremer, and that differentiates us

- more -

Bremer Reports First Quarter 2006 Earnings

from other companies which are focused on earnings per share or analyst expectations. Bremer employees put the needs of clients first, and the result is increased business and profits. The greatest beneficiary of those profits are our communities, the recipients of the grants that the Otto Bremer Foundation is able to make based on our financial performance.”

Noninterest income increased $0.1 million or 0.7% to $18.9 million in the first quarter of 2006 from $18.8 million for the first quarter of 2005. Increases in service charge revenues and investment management and trust fees were offset by a $0.5 million loss on the sale of investment securities in the first three months of 2006.

Noninterest expense increased $3.4 million or 7.6% to $47.4 million in the first quarter of 2006 from $44.1 million in the first quarter of 2005. Increases in personnel costs accounted for approximately 67.8% of the increase in noninterest expenses when comparing the two quarters. Exclusive of personnel costs, total noninterest expense increased $1.1 million or 6.4% when comparing the same two periods.

Nonperforming assets at March 31, 2006 were $16.2 million compared to $14.1 million at December 31, 2005 and $12.6 million at March 31, 2005. Correspondingly, the ratio of nonperforming assets to total loans, leases and other real estate owned (OREO) increased to 0.35% at March 31, 2006 from 0.30% at December 31, 2005 and 0.25% at March 31, 2005.

Net charge-offs in the first quarter of 2006 were $583.0 thousand compared to $339.0 thousand in the first quarter of 2005. We recorded a provision for loan losses of $2.5 million in the first quarter of 2006 compared to $3.3 million in the first quarter of 2005. Our ratio of reserve for loan losses to total loans and leases was 1.23% at March 31, 2006, 1.20% at December 31, 2005 and 1.30% at March 31, 2005.

Bremer Financial Corporation is a privately-held, $6.5 billion regional financial services company jointly owned by its employees and the Otto Bremer Foundation. Founded in 1943 by Otto Bremer, the company is headquartered in St. Paul, Minnesota and provides a comprehensive range of banking, investment, trust and

- more -

Bremer Reports First Quarter 2006 Earnings

insurance services to over 100 locations in Minnesota, North Dakota and Wisconsin. Company profits are distributed in the form of charitable grants by the Otto Bremer Foundation to communities served by Bremer.

Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management as to Bremer’s strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, and other risks set forth in Item 1A. of Bremer’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, which is incorporated herein by reference.

*   *   *   *   *

- more -

Bremer Reports First Quarter 2006 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three months ended March 31,		Change
	2006	2005
Operating Results:
Total interest income	$99,055	$80,386	23.2%
Total interest expense	43,216	27,019	59.9

Net interest income	55,839	53,367	4.6
Provision for loan losses	2,539	3,279	(22.6)

Net interest income after provision for loan losses	53,300	50,088	6.4
Noninterest income	18,924	18,793	0.7
Noninterest expense	47,442	44,074	7.6

Income before income tax expense	24,782	24,807	(0.1)
Income tax expense	8,449	8,625	(2.0)

Net income	$16,333	$16,182	0.9%

Net income per share – basic and diluted	$1.36	$1.35	0.9%
Dividends paid per share	0.58	0.50	16.0

Tax equivalent net interest income	$58,464	$55,567	5.2%
Net charge-offs	583	339	72.1

Selected Financial Ratios:
Return on average assets	1.03%	1.07%	(0.04)
Return on average equity (1)	12.0	12.9	(0.9)
Average equity to average assets (1)	8.6	8.3	0.3
Net interest margin (2)	3.91	3.89	0.02
Operating efficiency ratio (3)	61.3	59.3	2.0
Net charge-offs to average loans and leases	0.05	0.03	0.02

	March 31, 2006	March 31, 2005		December 31, 2005	Change
Balance Sheet Data:
Total assets	$6,480,680	$6,230,236	4.0%	$6,555,895	(1.1)%
Securities (4)	1,338,232	1,207,378	10.8	1,374,065	(2.6)
Loans and leases (5)	4,682,656	4,678,854	0.1	4,639,766	0.9
Total deposits	4,751,368	4,266,941	11.4	4,878,352	(2.6)
Short-term borrowings	784,865	1,026,400	(23.5)	736,560	6.6
Long-term debt	322,007	369,692	(12.9)	322,016	(0.0)
Redeemable class A common stock	44,393	40,896	8.6	43,730	1.5
Shareholders’ equity	510,513	470,310	8.5	502,904	1.5
Per share book value of common stock	46.24	42.60	8.5	45.55	1.5

Asset Quality:
Reserve for loan losses	$57,584	$60,905	(5.5)%	$55,628	3.5%
Nonperforming assets	16,158	12,574	28.5	14,107	14.5
Nonperforming assets to total loans, leases
and OREO	0.35%	0.25%	0.10	0.30	0.05
Reserve for loan losses to total loans and leases	1.23	1.30	(0.07)	1.20	0.03
_________________
(1)	Calculation includes shareholders’ equity and redeemable class A common stock.
(2)	Tax-equivalent basis (TEB).
(3)	Noninterest expense as a percentage of tax-equivalent net interest income and noninterest income.
(4)	Includes securities held-to-maturity and securities available-for-sale.
(5)	Net of unearned discount and includes nonaccrual loans and leases.

- more -

Bremer Reports First Quarter 2006 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY BALANCE SHEET AND INCOME STATEMENT
(dollars in thousands)

	Three months ended March 31,
	2006		2005
	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)
Summary Average Balance Sheet:
Total loans and leases (2)	$4,648,155	7.41%	$4,568,704	6.27%
Total securities (3)	1,377,956	4.77	1,201,552	4.01
Total other earning assets	36,947	6.43	17,997	1.67

Total interest earning assets (4)	$6,063,058	6.80%	$5,788,253	5.79%
Total noninterest earning assets	367,535		353,329

Total assets	$6,430,593		$6,141,582

Noninterest bearing deposits	$773,416		$764,328
Interest bearing deposits	3,947,935	3.16%	3,445,412	1.90%
Short-term borrowings	754,917	4.02	990,054	2.18
Long-term debt	322,013	6.30	370,919	6.07

Total interest bearing liabilities	$5,024,865	3.49%	$4,806,385	2.28%
Other noninterest bearing liabilities	81,392		63,021
Minority interest	150		150
Redeemable class A common stock	44,062		40,615
Shareholders’ equity	506,708		467,083

Total liabilities and equity	$6,430,593		$6,141,582

	Three months ended March 31,
	2006	2005	$ Change	% Change
Summary Income Statement:
Total interest income	$99,055	$80,386	$18,669	23.2%
Total interest expense	43,216	27,019	16,197	59.9

Net interest income	55,839	53,367	2,472	4.6
Provision for loan losses	2,539	3,279	(740)	(22.6)

Net interest income after provision for loan losses	53,300	50,088	3,212	6.4
Service charges	7,618	7,303	315	4.3
Insurance	3,054	3,271	(217)	(6.6)
Investment management and trust fees	3,080	2,847	233	8.2
Brokerage	1,615	1,584	31	2.0
Gain on sale of loans	2,159	2,025	134	6.6
Loss on sale of securities	(505)	—	(505)	NM
Other	1,903	1,763	140	7.9

Total noninterest income	18,924	18,793	131	0.7
Salaries and wages	22,539	20,516	2,023	9.9
Employee benefits	6,918	6,659	259	3.9
Occupancy	3,310	3,246	64	2.0
Furniture and equipment	3,053	2,882	171	5.9
Data processing fees	2,782	2,727	55	2.0
FDIC premiums and examination fees	504	506	(2)	(0.4)
Amortization of intangibles	613	650	(37)	(5.7)
Other	7,723	6,888	835	12.1

Total noninterest expense	47,442	44,074	3,368	7.6

Income before income tax expense	24,782	24,807	(25)	(0.1)
Income tax expense	8,449	8,625	(176)	(2.0)

Net income	$16,333	$16,182	$151	0.9%

_________________
(1)	Calculation is based on interest income including $2,625 and $2,200 for the three months ended March 31, 2006 and March 31, 2005 to adjust to a fully taxable basis using the federal statutory rate of 35%.
(2)	Net of unearned discount and includes nonaccrual loans and leases.
(3)	Excluding net unrealized gain (loss) on securities available-for-sale.
(4)	Before deducting the reserve for loan losses.